                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                Interface, Inc.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                Interface, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), 14a-6(i)(2) or
     14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

     (4)  Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [INTERFACE(R) LOGO]

                                INTERFACE, INC.
                            P.O. BOX 1503, ORCHARD HILL ROAD
                                LAGRANGE, GEORGIA 30241

                             -----------------------------

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                TO BE HELD MAY 17, 1994

                             -----------------------------

     The annual meeting of shareholders of Interface, Inc. (the "Company") will be held on Tuesday, May 17, 1994, at 10:00 a.m., at the corporate offices of the Company, Orchard Hill Road, LaGrange, Georgia, for the purpose of considering and voting upon:

     1. The election of 13 members of the Board of Directors, six directors to be elected by the holders of the Company's Class A Common Stock and seven directors to be elected by the holders of the Company's Class B Common Stock.

     2. A proposal to amend the Company's Key Employee Stock Option Plan
       (1993)to increase the number of shares authorized to be issued thereunder from 550,000 to 1,050,000, an increase of 500,000 shares.

     3. If presented, a proposal submitted by a shareholder requesting implementation of the MacBride Principles concerning employment practices of the Company's subsidiary that has a facility in Northern Ireland.

     4. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 23, 1994, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please complete, sign and date the Proxy, and return it promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is a copy of the Company's 1993 Annual Report to Shareholders.

                                          By order of the Board of Directors

                                          /s/ DAVID W. PORTER

                                          DAVID W. PORTER
                                          Secretary

April 11, 1994

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                 INTERFACE INC.

                        P.O. BOX 1503, ORCHARD HILL ROAD
                            LAGRANGE, GEORGIA 30241

                             ---------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for Class A Common Stock and Class B Common Stock by the Board of Directors of Interface, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on May 17, 1994, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 15, 1994.

     The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 23, 1994. On that date, the Company had outstanding and entitled to vote 14,362,849 shares of Class A Common Stock and 3,106,885 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company's Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

     Each Proxy for Class A Common Stock ("Class A Proxy") or Class B Common Stock ("Class B Proxy") that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder (except that all Class B shares subject to a certain voting agreement, described on page 7 below, will be voted as directed by the proxy appointed under such agreement). If no specification is made, the Proxy will be voted FOR the election of the nominees (Class A or Class B, as the case may be) listed below under the caption "Nomination and Election of Directors", FOR the proposal relating to the Key Employee Stock Option Plan, and AGAINST the proposal, if presented, to implement the MacBride Principles, as described in this Proxy Statement. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (to establish a quorum). Abstentions are the equivalent of a non-vote since directors are elected by a plurality of the votes cast and each other proposal would be approved if the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph. The Company also has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company's Common Stock. The cost of such assistance will be approximately $5,000.

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has set the number of directors at 13. The holders of Class B Common Stock are entitled to elect a majority (seven) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (six) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

     In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than six nominees or Class B Proxy be voted for more than seven nominees. All of the nominees (except Mr. DeMoura, who is the most recent addition to the Company's senior management team) are currently directors of the Company, and management of the Company has no reason to believe that any nominee will not serve if elected.

     Certain information relating to the nominees proposed by the Board, including their principal occupation for the past five years, is set forth below.

                                CLASS A NOMINEES

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Carl I. Gable (54).............  Mr. Gable, a director since March 1984, is an attorney-at-law in the Atlanta law firm of Booth, Wade &
                                 Campbell. Mr. Gable was a private investor and business
                                 consultant from January 1991 until joining Booth, Wade &
                                 Campbell in September 1992. From June 1985 to December 1990
                                 he served as Vice Chairman of Intermet Corporation, a
                                 multinational iron castings manufacturer.
Arie Glimmerveen (71)..........  Mr. Glimmerveen has been a director since October 1988. From
                                 1986 to 1989 he served as Chairman of the management board of Ballast Nedam Groep, N.V., a construction contracting and dredging company located in the Netherlands, and from 1989 through 1992 served as a non-executive director on the
                                 supervisory board of that company. In January 1993, Mr.
                                 Glimmerveen resumed the position of Chairman of the
                                 management board of Ballast Nedam on an interim basis,
                                 serving until November 1993. He has served on the
                                 supervisory board of Interface Europe B.V. (formerly
                                 Interface Heuga B.V.), the Company's modular carpet
                                 subsidiary based in the Netherlands, since 1987.
J. Smith Lanier, II (66).......  Mr. Lanier has been a director since 1973. He is Chairman and Chief Executive Officer of J. Smith Lanier & Co., a
                                 general insurance agency based in West Point, Georgia. Mr.
                                 Lanier also serves as a director of Intercel, Inc., a
                                 cellular telephone company based in West Point, and National
                                 Vision Associates, Ltd., a Lawrenceville, Georgia based
                                 operator of retail optical centers. He also serves on the
                                 Boards of numerous non-profit organizations.

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Leonard G. Saulter (67)........  Mr. Saulter has been a director since July 1987. He served as a Senior Vice President of the Company from October 1987 until June 1991. He served as President of Guilford of
                                 Maine, Inc., the Company's interior fabrics subsidiary,
                                 until January 1990, and as Guilford's Chairman from January
                                 1990 until his retirement in June 1991. In October 1993, Mr.
                                 Saulter resumed the position of President of Guilford on an interim basis, serving until March 1994.
David G. Thomas (68)...........  Mr. Thomas, a director since February 1991, is Chairman of
                                 The Fleming Enterprise Investment Trust PLC, an investment company located in the United Kingdom. Mr. Thomas has served as a director of the Company's modular carpet subsidiary in the U.K., Interface Europe Ltd. (formerly Interface Flooring
                                 Systems Ltd.), since October 1985. Mr. Thomas also serves as a director of Dover Corporation and Carlisle Companies,
                                 Inc., two U.S. based companies involved in the industrial
                                 equipment business.
Clarinus C. Th. van Andel        Mr. van Andel, who has been a director since October 1988,
  (64).........................  is a partner in the law firm of Schut & Grosheide,
                                 Amsterdam. He has served as Chairman of the supervisory
                                 board of Interface Europe B.V. since 1984.

                                CLASS B NOMINEES

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Ray C. Anderson (59)...........  Mr. Anderson, Chairman of the Board, President and Chief
                                 Executive Officer, has served as Chairman and Chief
                                 Executive Officer of the Company since its founding in 1973.
                                 Mr. Anderson also serves as a director of Bank South
                                 Corporation.
Brian L. DeMoura (48)..........  Mr. DeMoura became a Senior Vice President of the Company and President and Chief Executive Officer of Guilford of
                                 Maine, Inc. in March 1994. From August 1990 until joining
                                 the Company, Mr. DeMoura served as President and CEO of
                                 Fashion Fabrics of America, Inc., an Orangeburg, South
                                 Carolina based producer of fabrics for the upscale men's and women's apparel markets. (Mr. DeMoura plans to devote a
                                 portion of his time to Fashion Fabrics until May 31, 1994, to facilitate a smooth transition with his successor.) From
                                 December 1988 until January 1990, he served as Vice
                                 President and General Manager of the Yarn Sales Division of
                                 Doran Textiles, Inc., a Shelby, North Carolina based
                                 producer of novelty yarns for the apparel and home
                                 furnishing markets.

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Charles R. Eitel (44)..........  Mr. Eitel joined the Company in November 1993 as President of Interface Flooring Systems, Inc. (the Company's principal
                                 U.S. modular carpet subsidiary, based in LaGrange, Georgia)
                                 and Interface Americas, Inc. (a wholly-owned U.S. holding
                                 company), thereby assuming principal responsibility for the
                                 Company's modular carpet operations throughout the Americas.
                                 He was elected as a director in February 1994 to fill a
                                 vacancy on the Board, and he became a Senior Vice President of the Company at that time. From July 1987 to November
                                 1993, Mr. Eitel served as President of the Floor Coverings
                                 Division (based in Dalton, Georgia) of Collins & Aikman
                                 Corporation. Collins & Aikman is a diversified textile
                                 producer, headquartered in New York.
David Milton (58)..............  Mr. Milton has been a director since February 1992. He joined the Company in January 1992 as a Senior Vice
                                 President. Upon joining the Company, Mr. Milton also became
                                 President of Interface Asia-Pacific, Inc. (a wholly-owned
                                 U.S. holding company) and assumed responsibility for the
                                 Company's operations in Japan, China, Southeast Asia,
                                 Australia, New Zealand and the Pacific Islands. Prior to
                                 joining the Company, Mr. Milton was an independent
                                 management consultant.
Royce R. Renfroe (47)..........  Mr. Renfroe has served, for the past five years, as a senior executive of Bentley Mills, Inc. (a California based
                                 producer of broadloom and modular carpet for commercial and institutional applications), becoming President and Chief
                                 Executive Officer in June 1990. The Company acquired Bentley in June 1993, and Mr. Renfroe continues to serve as
                                 President and CEO of this subsidiary. Mr. Renfroe was
                                 elected as a director in February 1994 to fill a vacancy on the Board, and he became a Senior Vice President of the
                                 Company at that time.
Don E. Russell (56)............  Mr. Russell has been a director since 1974. He was Vice
                                 President - Marketing until 1986 when he became a Senior
                                 Vice President. Mr. Russell assumed responsibility for the
                                 Company's European operations in 1991 when he became
                                 President of Interface Europe, Inc. (the Company's U.S.
                                 holding company for its subsidiaries in Europe). Mr. Russell has served as Managing Director of the Company's United
                                 Kingdom modular carpet subsidiary since 1989. In November
                                 1991, he became President and Chief Executive Officer of
                                 Interface Europe B.V., and relocated his base of operations to the Netherlands.
C. Edward Terry (59)...........  Mr. Terry has been a director since February 1989 and a
                                 Senior Vice President since 1987. He became President of
                                 Rockland React-Rite, Inc. in 1987 and has been President of
                                 Interface Research Corporation since 1988. (Rockland
                                 React-Rite, Inc. is the Company's chemical producing
                                 subsidiary, and Interface Research Corporation provides
                                 research and development services to the Company's carpet, interior fabrics and chemical businesses.) Mr. Terry also
                                 has served, since 1990, as President of Pandel, Inc., a
                                 subsidiary of the Company producing vinyl carpet tile
                                 backing and specialty mat and foam products. He served as
                                 President of Interface Flooring Systems, Inc. and Interface
                                 Americas, Inc. from February 1991 until November 1993.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, election of each of the six Class A nominees requires a plurality of the votes cast by the Company's outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the seven Class B nominees requires a plurality of the votes cast by the Company's outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth, as of February 1, 1994 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group.

                                                            AMOUNT AND                       PERCENT OF
     BENEFICIAL OWNER                       TITLE           NATURE OF          PERCENT         CLASS A
 (AND BUSINESS ADDRESS OF                     OF            BENEFICIAL            OF            AFTER
        5% OWNERS)                          CLASS          OWNERSHIP(1)        CLASS(1)     CONVERSION(2)
- ---------------------------------------    --------    --------------------    --------     -------------
Ray C. Anderson                            Class A          18,838  (3)             *            10.3%
  Orchard Hill Road                        Class B       1,621,503  (4)          52.2%
  P.O. Box 1503
  LaGrange, Georgia 30241
Ariel Capital Management, Inc.             Class A       3,232,860  (5)(6)       22.6%
  307 N. Michigan Avenue
  Chicago, Illinois 60601
Trimark Investment Management, Inc.        Class A       1,458,000  (5)(7)       10.2%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, Ontario M5X 1E5
FMR Corp.                                  Class A       1,002,639  (5)(8)        6.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
David L. Babson & Company, Inc.            Class A         894,500  (5)(9)        6.2%
  One Memorial Drive
  Cambridge, Massachusetts 02142
Brian L. DeMoura                                              None
Charles R. Eitel                           Class A          25,000  (10)            *
Carl I. Gable                              Class A           5,983  (10)            *               *
                                           Class B          20,622  (11)            *
Arie Glimmerveen                                              None
J. Smith Lanier, II                        Class A             500  (12)            *             1.0%
                                           Class B         148,824  (12)          4.8%
David Milton                               Class A           5,913  (13)            *               *
                                           Class B          40,000  (13)          1.3%
Royce R. Renfroe                           Class A          11,834  (14)            *
Don E. Russell                             Class A           1,692                  *               *
                                           Class B          84,732                2.7%
Leonard G. Saulter                         Class A           2,000  (15)            *
C. Edward Terry                            Class A          86,720  (16)            *               *
David G. Thomas                            Class A           5,000                  *
Grant E. Todd                              Class A          45,304  (17)            *               *
                                           Class B          17,304                  *
Clarinus C. Th. van Andel                  Class A          50,000  (18)            *
All executive officers and directors       Class A         324,784  (19)          2.3%           13.7%
  as a group (15 persons)                  Class B       1,932,985  (20)         61.4%

- ---------------

  * Less than 1%.

 (1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days
     (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

 (2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares he or they own into Class A shares.

 (3) Includes 1,100 shares held by Mr. Anderson's wife and 17,738 shares issuable upon conversion of Interface, Inc. 8% Convertible Subordinated
     Debentures ("Debentures") held by The Ray C. Anderson Foundation, Inc. (a non-profit corporation of which Mr. Anderson is a director). Mr. Anderson disclaims beneficial ownership of the shares owned by his wife.

 (4) Does not include shares of Class B Common Stock subject to the voting agreement described below that are not owned of record by Mr. Anderson.

 (5) Based upon information included in statements provided to the Company by such beneficial owners. Information is as of December 31, 1993.

 (6) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients, and Ariel disclaims beneficial ownership of such shares. Ariel, in its capacity as investment advisor, has sole voting power with respect to 2,217,360 shares and shared voting power with respect to 331,825 shares. Ariel has sole investment power with respect to all such shares. (John W. Rogers, Jr., President and a controlling person of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)

 (7) Trimark Investment Management Inc., as sole manager and trustee of two
     Canadian mutual funds holding such shares, has sole voting power and investment power with respect to such shares.

 (8) Includes 242,539 shares issuable upon conversion of Debentures. Fidelity
     Management & Research Company and Fidelity Management Trust Company, wholly-owned subsidiaries of FMR Corp. ("FMR"), beneficially own such shares in their respective capacities as investment advisor and investment manager to several investment companies and institutional investors. FMR has sole voting power with respect to 98,556 shares. FMR has sole investment power with respect to 1,002,639 shares. (Edward C. Johnson, III, Chairman and a controlling person of FMR, may be deemed to have sole investment power with respect to 1,002,639 shares as well.)

 (9) David L. Babson & Company, Inc. ("Babson"), in its capacity as investment advisor, has sole voting power with respect to 662,900 shares and shared voting power with respect to 231,600 shares. Babson has sole investment power with respect to all such shares.

(10) All such shares may be acquired by Mr. Eitel pursuant to exercisable stock options.

(11) Includes 5,913 shares that Mr. Gable has the right to acquire upon conversion of Debentures, and 70 shares held by Mr. Gable as custodian for his son.

(12) Includes 200 Class A shares and 78,502 Class B shares held by Mr. Lanier's wife. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.

(13) Mr. Milton has the right to acquire such Class A shares upon conversion of Debentures and such Class B shares pursuant to exercisable stock options.

(14) All such shares may be acquired by Mr. Renfroe upon conversion of 1,750 shares of Interface, Inc. Series A Cumulative Convertible Preferred Stock
     ("Series A Preferred Stock").

(15) All such shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares.

(16) Includes 2,228 shares held by Mr. Terry as custodian for his daughter, 427 shares held by Mr. Terry's wife and 40,000 shares that Mr. Terry has the right to acquire pursuant to exercisable stock options. Mr. Terry disclaims beneficial ownership of the shares owned by his wife.

(17) Includes 15,304 shares held by Mr. Todd's wife and 30,000 shares that Mr.
     Todd has the right to acquire pursuant to exercisable stock options. Mr.
     Todd disclaims beneficial ownership of the shares owned by his wife.

(18) All such shares may be acquired by Mr. van Andel pursuant to exercisable stock options.

(19) Includes an aggregate of 251,498 shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options (209,000 shares) and upon conversion of Series A Preferred
     Stock (11,834 shares) and Debentures (30,664 shares).

(20) Includes 40,000 shares that an executive officer/director has the right to acquire pursuant to exercisable stock options.


VOTING AGREEMENT

     Certain holders of Class B Common Stock of the Company have entered into a voting agreement providing for certain of their Class B shares to be voted as a block in the manner determined by the record owners of a majority of the shares subject to the agreement. The voting agreement expires on April 13, 1998. The shares of Class B Common Stock subject to the agreement exceed a majority of the outstanding shares of Class B Common Stock. Ray C. Anderson owns a majority of the shares subject to the agreement, and thus can direct the voting of the entire block. (The voting agreement gives Mr. Anderson the right of first refusal to purchase any shares subject to the agreement that are proposed to be sold in the public market or in a private transaction.) The parties to the voting agreement irrevocably appointed Mr. Anderson their proxy and attorney-in-fact to vote the shares subject to the agreement; thus all Class B Proxies received by the Company relating to shares subject to the voting agreement shall be voted as directed by Mr. Anderson, regardless of the instructions reflected on such Proxies. Mr. Anderson has indicated that he intends to direct the voting of all shares subject to the voting agreement in favor of the nominees listed above under the heading "Nomination and Election of Directors -- Class B Nominees", and thus their election is assured. Mr. Anderson also has indicated that he intends to direct the voting of such shares in favor of the proposal relating to the Key Employee Stock Option Plan and against the proposal (if presented) to implement the MacBride Principles, which are described below.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (based on salary/bonus earned in fiscal 1993) for each of the last three fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                                                           Long-Term
                                                                         Compensation
                          Annual Compensation                           ---------------
                                                                            Awards
- ---------------------------------------------------------------------------------------
                                                                Other
                                                                Annual                  All Other
                                                               Compen-                   Compen-
        Name and Principal                  Salary    Bonus     sation      Options       sation
             Position               Year     ($)       ($)       ($)          (#)          ($)
- ---------------------------------------------------------------------------------------------------
                (a)                  (b)     (c)       (d)       (e)          (f)          (g)
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
 Ray C. Anderson, Chairman          1993   250,000   149,015    N/A(1)        -0-        1,799(3)
                                   ----------------------------------------------------------------
 of the Board, President            1992   242,500   110,144    N/A(1)        -0-         1,746
                                   ----------------------------------------------------------------
 and Chief Executive Officer        1991   235,000   113,145      *           -0-           *
- ---------------------------------------------------------------------------------------------------
 Grant E. Todd, Senior              1993   185,000    84,469    N/A(1)        -0-        1,799(3)
                                   ----------------------------------------------------------------
 Vice President                     1992   180,000   133,974    N/A(1)        -0-         1,746
                                   ----------------------------------------------------------------
                                    1991   170,000   108,795      *           -0-           *
- ---------------------------------------------------------------------------------------------------
 C. Edward Terry, Senior            1993   230,000    36,139    N/A(1)        -0-        1,799(3)
                                   ----------------------------------------------------------------
 Vice President                     1992   222,500    87,109    N/A(1)        -0-         1,746
                                   ----------------------------------------------------------------
                                    1991   206,667    92,811      *           -0-           *
- ---------------------------------------------------------------------------------------------------
 Don E. Russell, Senior             1993   200,000    50,490    N/A(1)        -0-        1,799(3)
                                   ----------------------------------------------------------------
 Vice President                     1992   195,000    50,000    N/A(1)        -0-         1,746
                                   ----------------------------------------------------------------
                                    1991   170,000    67,301      *           -0-           *
- ---------------------------------------------------------------------------------------------------
 David Milton, Senior               1993   150,000    67,548    N/A(1)        -0-        1,425(3)
                                   ----------------------------------------------------------------
 Vice President                     1992   150,000    30,000    N/A(1)      100,000        -0-
                                   ----------------------------------------------------------------
                                    1991    N/A(2)    N/A(2)    N/A(2)      N/A(2)        N/A(2)
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

  * Omitted pursuant to Securities and Exchange Commission transition rule.

(1) Amount does not exceed 10% of the salary/bonus paid to such individual.

(2) Mr. Milton joined the Company in January 1992.

(3) Represents the Company's matching contribution (made in the form of Class A
     Common Stock) under the Company's 401(k) Savings and Investment Plan.

COMPENSATION PURSUANT TO PLANS

     Pension Plan. The Company maintains a tax-qualified, non-contributory pension plan (the "Pension Plan") for the benefit of its employees and the employees of all U.S. subsidiaries except Guilford of Maine, Inc. and Bentley Mills, Inc. The Pension Plan provides for the payment of a fixed monthly payment upon an employee's normal retirement at age 65, or early retirement at age 57. The monthly amount payable under the Pension Plan is based on the participant's final average earnings, covered compensation under Social Security and years of participation in the Pension Plan. Final average earnings means the average annual earnings (salary and bonus) for the five consecutive years of highest compensation in the 10 years prior to retirement or other termination of employment. All U.S. based employees of the Company and adopting subsidiaries are entitled to participate in the Pension Plan after serving one year and attaining age 21. Benefits are vested under the Pension Plan as follows: for participants who entered the Pension Plan prior to August 1, 1989, 40% vested after four years of service, and 100% vested after five years of service; for participants who entered the Pension Plan on or after August 1, 1989, 100% vested after five years of service.

     The table set forth below illustrates the estimated annual benefits payable upon retirement under the Pension Plan to persons in specified final average earnings and years-of-participation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement on July 31, 1993. The benefits are not subject to any deduction for Social Security compensation or other offsets. Credited years of participation for each of the individuals named in the Summary Compensation Table that participate in the Pension Plan are as follows: Messrs. Anderson and Russell -- 21 years, Mr.
Todd -- 17 years, Mr. Terry 10 years, and Mr. Milton -- 1 year.

                               PENSION PLAN TABLE

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                            Years of Participation in Plan
                                           ----------------------------------------------------------------
          Final Average Earnings ($)(1)
                                                15          20          25          30          35
- -----------------------------------------------------------------------------------------------------------
      125,000..............................    25,000     25,000      28,400      34,080      39,760
                                           ----------------------------------------------------------------
      150,000..............................    30,000     30,000      34,650      41,580      48,510
                                           ----------------------------------------------------------------
      175,000..............................    35,000     35,000      40,900      49,080      57,260
                                           ----------------------------------------------------------------
      200,000..............................    40,000     40,000      47,150      56,580      66,010
                                           ----------------------------------------------------------------
      225,000..............................    45,000     45,000      53,400      64,080      74,760
                                           ----------------------------------------------------------------
      250,000..............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
      300,000..............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
      350,000..............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
      400,000..............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
      450,000..............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

(1) For the plan year beginning August 1, 1990, only the first $200,000 of compensation (subject to indexing, $235,480 for 1993) is considered for plan purposes. Such limit will be $150,000 for the plan year beginning in 1994. Further, the annual benefit cannot exceed $90,000 (subject to indexing, $115,641 for 1993).

     Salary Continuation Plan. The Company maintains a salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Pension Plan. The Salary Continuation Plan entitles participants to (i) retirement benefits upon retirement at age 65 after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years;

(ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of 10 years if the participant dies before retirement. Benefits are determined according to one of three formulas as follows: 40% of the participant's average monthly cash compensation (salary and bonus) during the three highest paid years of the participant's last five years of employment; 30% of such average monthly compensation; or 30% of the average monthly commissions for the three highest paid years during the last five years of employment. The monthly benefit under the second and third formulas cannot exceed $8,334. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. Benefits are not subject to any deduction for Social Security compensation or other offsets. Benefits are forfeitable in several events, including termination of a participant's employment with the Company. Of the executive officers named in the Summary Compensation Table above, Messrs. Anderson, Russell and Todd participate in the Salary Continuation Plan, and each such participant has his benefits determined under the first benefit formula. Credited years of service for such participants are 21 years for Messrs. Anderson and Russell, and 17 years for Mr. Todd.

     Assuming a 5% annual increase in compensation over 1993 levels, the Company estimates the annual benefits receivable upon retirement at age 65 (or as otherwise provided) under the Salary Continuation Plan by the following persons to be as follows: Mr. Anderson -- $180,000; Mr. Todd -- $140,500; and Mr. Russell -- $140,000.

     Key Employee Stock Option Plan. In March 1993, the Company adopted the Interface, Inc. Key Employee Stock Option Plan (1993) (the "Option Plan"). The Option Plan provides for the grant of incentive stock options (which qualify for certain favorable tax treatment, as described below) and nonqualified options to key employees of the Company and its subsidiaries. (The Option Plan also allows the issuance of stock appreciation rights, but only in tandem with options granted under the plan.) A maximum of 550,000 shares of Common Stock were originally authorized for issuance with respect to options (and stock appreciation rights) granted under the Option Plan. The Company is proposing to increase the number of shares available for issuance under the Option Plan. (See
Item 2, "Amendment of Key Employee Stock Option Plan", below.) The material features of the Option Plan are described below.

     The purpose of the Option Plan is to promote the long-term success of the Company and its subsidiaries by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries, to provide key employees with a proprietary interest in the Company, and to encourage such employees to continue their employment with the Company or its subsidiaries and to render superior performance during such employment.

     The Option Plan is administered by the Compensation Committee of the Board of Directors, which has authority to determine the employees to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting periods, option prices and other terms of each award. All employees of the Company and its subsidiaries worldwide (approximately 4,425 employees) are eligible for consideration as participants under the Option Plan. (Generally, awards under the Option Plan are limited to U.S. personnel; the Company maintains a separate "offshore" stock option plan pursuant to which nonqualified options may be granted to key employees of the Company's subsidiaries located outside of the U.S.) No member of the Compensation Committee is currently eligible to receive an award under the Option Plan. Directors who are not officers or employees of the Company also are not eligible to participate in the Option Plan.

     The Option Plan provides for both incentive stock options, as defined in
Section 422 of the Internal Revenue Code, and nonqualified stock options. All options are granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made by the optionee when an option is exercised. The exercise price may be paid in cash or in such other form as the Company may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. The proceeds received by the Company from the sale of shares under the

Option Plan are used for general corporate purposes. Options granted under the plan generally are not exercisable sooner than 12 months after the date of grant, vest incrementally over a five-year period, and are not exercisable later than 10 years after the date of grant. Options are not transferable by the holder other than by will or applicable laws of descent and distribution.

     The Compensation Committee may also grant a stock appreciation right with respect to each share of Common Stock that may be purchased upon the exercise of an option. Upon exercise of a stock appreciation right, the Company will pay the amount by which the fair market value of a share of Class A Common Stock on the date of exercise exceeds the fair market value on the date of grant, up to a maximum of 200% of the fair market value of a share of Common Stock on the date of grant. Payment will be made, in the discretion of the Compensation Committee, wholly in cash or in shares of Common Stock, or partly in cash and partly in shares of Common Stock. A stock appreciation right granted in relation to an option will be exercisable only to the extent the option is exercisable and will expire or otherwise terminate upon the same terms as the option. Exercise of an option or stock appreciation right will terminate (or, in the case of a partial exercise, reduce by a corresponding amount) any stock appreciation right or option issued in tandem therewith, as the case may be.

     There are no federal income tax consequences to the optionee or the Company on the granting of options under the Option Plan. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

     When an optionee exercises an incentive stock option, the optionee will not at that time recognize any income, nor will the Company be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the disposition of shares occurs at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding requirements. The net federal income tax effect to the holder of an incentive stock option is to defer, until the acquired stock is sold, taxation of any increase in the stock's value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gains rates (currently a maximum marginal rate of 28%) rather than at ordinary income rates.

     If the holding requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price; any increase in the value of the option stock subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the stock. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the actual sales price exceeded the option exercise price. In either case, the Company is entitled to a compensation expense deduction to the extent of ordinary income recognized by the optionee.

     When an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares received upon exercise over the aggregate exercise price paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee. For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the shares on the date of exercise.

     The closing price of the Company's Class A Common Stock as reported on the NASDAQ National Market System on March 28, 1994 was $14.125 per share. There is no market for the Class B Common Stock (but Class B shares are convertible, on a share-for-share basis, into Class A shares).

     At January 2, 1994 (the end of the Company's 1993 fiscal year), options were outstanding under the Option Plan to purchase an aggregate of 175,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock. No stock appreciation rights have ever been granted under the Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No executive officer named in the Summary Compensation Table received any options under the Option Plan during fiscal 1993.

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table, (i) the number of shares of Common Stock received upon the exercise of options during fiscal 1993, (ii) the aggregate dollar value realized upon exercise, (iii) the number of options held at fiscal year-end, and (iv) the value of such options at fiscal year-end. All such options exercised during the year or held at year-end, other than Mr. Milton's, were issued under the Company's key employee stock option plan adopted in 1983. (The time period for awarding options under the 1983 plan expired as of February 28, 1993.) Mr. Milton's options were issued under the Company's offshore stock option plan.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------

                                                                 Number of               Value of
                                                                Unexercised            Unexercised
                                                                  Options              In-the-Money
                                                                 at Fiscal               Options
                                  Shares                        Year-End (#)            at Fiscal
                               Acquired on       Value         --------------          Year-End ($)
                                 Exercise       Realized        Exercisable/           Exercisable/
            Name                   (#)            ($)          Unexercisable          Unexercisable
- ------------------------------------------------------------------------------------------------------

(A)                               (B)            (C)               (D)                    (E)
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------
 Ray C. Anderson                   0               0                0/0                    N/A
- ------------------------------------------------------------------------------------------------------
 Grant E. Todd                  10,000           35,000 (1)       30,000/0             232,500/0(2)
- ------------------------------------------------------------------------------------------------------
 C. Edward Terry                   0               0              40,000/0                0/0(3)
- ------------------------------------------------------------------------------------------------------
 Don E. Russell                 40,000          150,000 (1)         0/0                    0/0
- ------------------------------------------------------------------------------------------------------
 David Milton                      0               0           40,000/60,000        150,000/225,000(2)
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------

(1) Value is based on the difference between the exercise price paid and the closing market price for Class A Common Stock on the date of exercise.

(2) Aggregate market value of the shares issuable upon exercise of the options
     (based on December 31, 1993 closing price for Class A Common Stock of
     $15.25 per share), less the aggregate exercise price payable by the named executive officer.

(3) Exercise price of options exceeds market price of Class A Common Stock at fiscal year-end.

COMPENSATION OF DIRECTORS

     The Company does not have any standard arrangement pursuant to which each director of the Company is compensated for his services as a director or as a member of any committee of the Board of Directors.

     During fiscal 1993, the Company paid Carl I. Gable approximately $15,000 for consulting services rendered on corporate finance and general business matters. The Company paid Clarinus van Andel and Arie Glimmerveen a total of $36,950 and $34,250, respectively, for consulting services related to the Company's operations in Continental Europe and for serving on the supervisory board of Interface Europe B.V. The Company paid David Thomas $25,525 for consulting services related to the Company's operations in the United Kingdom and for serving as a director of the Company's modular carpet subsidiary in the U.K., Interface Europe Ltd.

     The Company has agreed to pay Leonard G. Saulter, who previously served as an executive officer of the Company, $15,000 per year for the remainder of his life, and the Company made the payment due for 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served on the Compensation Committee of the Board of Directors during fiscal 1993: Ray C. Anderson, Carl I. Gable and J. Smith Lanier, II. Mr. Anderson is the Chairman, President and Chief Executive Officer of the Company, and served in those capacities during fiscal 1993. Mr. Gable served as President of the Company from March 1984 until June 1985.

     During 1993, the Company paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $1,992,000 in connection with insurance policies purchased on behalf of the Company. J. Smith Lanier, II has a substantial ownership interest in this insurance agency. Management of the Company believes that the insurance brokerage transaction was effected on terms at least as favorable to the Company as could have been obtained from other sources or unrelated parties in view of the nature of the transaction and the services rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company acquired Bentley Mills, Inc. in June 1993. Royce R. Renfroe, a director and executive officer of the Company, was a director, President and CEO, and a shareholder of Bentley at the time of the acquisition. In connection with the acquisition, Mr. Renfroe received cash consideration of $192 and 1,750 shares of Series A Preferred Stock (having a face value and liquidation value of $175,000, and which are convertible into 11,834 shares of Class A Common Stock). The consideration paid to Mr. Renfroe was pursuant to the formula used for all shareholders of Bentley.

     In November 1993, the Company extended C. Edward Terry, a director and executive officer of the Company, an advance of $330,924 in connection with Mr. Terry's relocation from LaGrange to Atlanta, Georgia. The advance, together with interest at the rate of 7% per annum, is repayable upon the sale of Mr. Terry's residential property in LaGrange, Georgia. The Company has the option to purchase the property in exchange for forgiveness of the debt owed by Mr. Terry.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation awards, and achievement criteria, for the Company's senior management are recommended annually by the Company's Chief Executive Officer, and reviewed and approved by the Compensation Committee of the Board of Directors. The Committee is composed of three members, Ray C. Anderson, the Company's Chairman and Chief Executive Officer, Carl I. Gable and J. Smith Lanier, II. Messrs. Gable and Lanier are non-employee directors of the Company.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain outstanding senior management. The program consists of three principal components: (i) competitive base salaries, (ii) annual, variable cash bonuses based on the achievement of established financial and non-financial objectives, and (iii) long-term stock option incentives. Under the program, a substantial portion of an executive's compensation is directly linked to the Company's financial performance and the interests of shareholders. The Committee strives to administer the program to present total compensation opportunities for senior executives of the Company that are commensurate with the responsibilities undertaken by the executives, and that are competitive with those offered by employers of comparable size in the Company's industry. (Information concerning compensation offered by other employers in the industry is gathered informally, at irregular intervals, and serves only as a general benchmark; the Committee, for fiscal 1993, made no determination to set the compensation levels of the Company's executives to correspond to the high, median or low end of such comparative data. Certain of the competitors considered from time to time are included in the companies comprising the "industry group" index used in the performance graph below.)

     Base Salary. Base salary compensation is based on a variety of factors, including the executive's level of responsibility, time with the Company and individual contribution and performance, as well as internal equalization policies of the Company, comparison to executive pay outside of the Company, and general economic conditions. (Evaluation of certain of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.) Raises in base salary afforded to senior executives (including the Chief Executive Officer) in recent years have generally only reflected cost of living inflation adjustments (although somewhat higher raises have been awarded to executives who took on new or additional responsibilities, usually involving a relocation). The Company has been operating under stringent cost control measures in recent years due to the recessionary climate impacting most of the Company's principal markets, and, consistent therewith, the executives named in the Summary Compensation Table (including the Chief Executive Officer) did not receive an increase in base salary for fiscal 1993. (The apparent increase in base salary from 1992 to 1993, for certain executives, is due to the executives receiving a full year's pay in fiscal 1993 at pay levels that were put in place during fiscal 1992.)

     Bonuses. The Company's incentive compensation program is tied to Company, business unit (subsidiary) and individual performance. Each executive officer of the Company (including the Chief Executive Officer) is assigned a range of bonus potential (expressed as a percentage of base salary), and a personalized set of financial and non-financial objectives for the year. Evaluation of non-financial objectives is, inherently, somewhat subjective, and equal weight is assigned to each of these objectives. At least 65% of each executive officer's bonus potential is based on measurable financial performance. Typical relative weights assigned to financial objectives are indicated below. The amount of bonus earned is determined (under the Company's formula) by the degree to which the financial and non-financial objectives have been achieved.

     For the Senior Vice Presidents of the Company who are directly accountable for the profitability of subsidiaries, financial objectives for 1993 focused on:
(i) earnings per share, (ii) return on net assets managed, (iii) subsidiary sales growth, measured against budgeted amounts and results from the prior year, and (iv) control of fixed costs, also measured against budgeted amounts and results from the prior year. (Relative weights assigned to these financial objectives were 20%, 40%-50%, 20% and 10%-20%, respectively.) Non-financial objectives for such senior executives are tailored to their respective markets and geographic regions, but consistently focus on sales and competitive strategies, strategic acquisitions, investments and alliances, technological advancements, quality control measures and employee relations.

     Mr. Anderson's financial objectives for 1993 (70% weight) were based on:
(i) earnings per share, (ii) return on net assets, (iii) market performance (price/earnings ratio) of the Company's stock, and (iv) Company sales growth, measured against budgeted amounts and results from the prior year. Relative weights assigned to such financial objectives were 20%, 40%, 20% and 20%, respectively. Mr. Anderson's non-financial objectives for 1993 (30% weight) focused on defining overall corporate strategy (including acquisitions), and also were linked to the non-financial objectives of the executive officers who report to him.

     On an aggregate basis (giving effect to relative weights), Mr. Anderson achieved 72% of target levels for his financial objectives, with the best performance being in the areas of return on net assets, and market performance of the Company's stock. Mr. Anderson was credited with a significantly higher percentage of target levels for his non-financial objectives, receiving high marks for his efforts in the June 1993 acquisition of Bentley Mills, Inc. and the recently concluded acquisition of another broadloom carpet producer, Prince Street Technologies, Ltd.

     Stock Options. The Company also utilizes grants of stock options to its executives to strengthen the mutuality of interests between the Company's senior management and shareholders. (A description of the Company's stock option plan is set forth above under the heading "Compensation Pursuant to Plans -- Key Employee Stock Option Plan".) Stock options help to retain and motivate executives, but reward executives only for overall performance which translates into higher returns for shareholders. Options granted under the Company's stock option plan have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant; thus, the options only have value if the market price of the Company's stock rises. Moreover, options granted under the plan typically vest incrementally over a five-year period, compelling an executive to remain with the Company for a significant time period before being able to fully recognize the value of the options. The five-year vesting schedule also serves to focus executives on the long-term objectives of the Company. The Committee believes stability of quality management and a proper focus on long-term Company objectives provide for enduring shareholder value.

     Each of the executive officers named in the Summary Compensation Table, except Mr. Anderson (who is a principal shareholder), holds stock options. (Options currently held by Mr. Russell are not disclosed in the chart reflecting year-end option values because they were issued in fiscal 1994). No options were granted to the named executives in fiscal 1993.

     The Committee does not anticipate that the new tax law serving to cap executive compensation that is deductible by the Company at $1,000,000 per individual will, in the near term, dictate any change in the compensation policies of the Committee.

     The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

                                          THE COMPENSATION COMMITTEE

                                          Ray C. Anderson
                                          Carl I. Gable
                                          J. Smith Lanier, II

PERFORMANCE GRAPH

     The following graph compares, for the five-year period ended January 2, 1994, the Company's total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on NASDAQ and (ii) an industry group comprised of NASDAQ-listed companies (U.S. and foreign) producing textile products.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS ($)

                                                           NASDAQ STOCKS
                                                             (U.S.+FOR-
                                            NASDAQ STOCK    EIGN) - TEX-
MEASUREMENT PERIOD          INTERFACE,      MARKET (U.S.     TILE MILL
(FISCAL YEAR COVERED)         INC.          COMPANIES)       PRODUCTS
     01/01/89                100.0             100.0           100.0
     12/31/89                124.6             122.1           117.1
     12/30/90                 69.1             101.1            81.6
     12/29/91                 79.3             167.1            99.1
     01/03/93                 87.9             192.2           119.5
     01/02/94                110.5             219.4           170.2

NOTES:
A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.0 on 01/01/89.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1993. All of the incumbent directors attended at least 75% of the meetings of the Board and of each committee of the Board on which they served that were held during the periods that they served.

     The Board of Directors has an Executive Committee currently composed of Ray
C. Anderson, Carl I. Gable and J. Smith Lanier, II. The Executive Committee met three times during 1993. Messrs. Anderson, Gable and Lanier also serve as the members of the Board's Compensation Committee. The Compensation Committee met two times during 1993. The function of the Compensation Committee is to review and determine compensation for executives of the Company and to administer the Company's stock option and employee benefit plans. (See "Executive Compensation" above.) The Board of Directors also has an Audit Committee, currently composed of Mr. Gable, Mr. Lanier and Leonard G. Saulter. (Mr. Saulter replaced Don H. Lee on the Committee upon Mr. Lee's retirement from the Company in February 1994.) The Audit Committee met three times during 1993. The function of the Audit Committee is to (i) recommend annually to the Board whether the Company's independent auditors should be retained, (ii) review with the independent auditors the auditors' report or opinion on the Company's financial statements and related notes, and (iii) review the Company's internal financial reporting procedures and any transactions between the Company and its directors.

     The Board of Directors does not have a standing nominating committee or other standing committee performing similar functions.

                  AMENDMENT OF KEY EMPLOYEE STOCK OPTION PLAN
                                    (ITEM 2)

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Key Employee Stock Option Plan (1993) (the "Option Plan") which increases the number of shares of Common Stock authorized to be issued under the plan from 550,000 to 1,050,000, an increase of 500,000 shares (or approximately 2.9% of currently outstanding Common Stock). The full text of the amendment will be furnished to any shareholder upon written request made to the Secretary of the Company. For a description of the material features of the Option Plan, see "Compensation Pursuant to Plans -- Key Employee Stock Option Plan" above.

     The following table sets forth the number (and dollar value) of options under the Option Plan that will be received by the named executive officers and groups, to the extent determinable.

                             NEW PLAN BENEFIT TABLE

- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
                    Name and Position                      Dollar Value ($)     Number of Units

- ------------------------------------------------------------------------------------------------
  Ray C. Anderson, Chief Executive Officer...............       *                    *
- ------------------------------------------------------------------------------------------------
  Grant E. Todd, Senior Vice President...................       *                    *
- ------------------------------------------------------------------------------------------------
  C. Edward Terry, Senior Vice President.................       *                    *
- ------------------------------------------------------------------------------------------------
  Don E. Russell, Senior Vice President..................       *                    *
- ------------------------------------------------------------------------------------------------
  David Milton, Senior Vice President....................       *                    *
- ------------------------------------------------------------------------------------------------
  Executive Officer Group (10 Persons)...................       *                    *
- ------------------------------------------------------------------------------------------------
  Non-Executive Director Group (6 Persons)...............       #                    #
- ------------------------------------------------------------------------------------------------
  Non-Executive Officer Employee Group...................       *                    *
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

* Awards of options for the additional 500,000 shares are not yet determinable as none are currently contemplated.

# Directors who are not officers or employees of the Company are not eligible to participate in the Option Plan.

     The Board of Directors believes that the Option Plan is an important component of the Company's compensation package because it secures for the Company and its shareholders the advantages of the incentive inherent in stock ownership on the part of its key employees. The Company believes that stock ownership incentives give employees a greater concern for the welfare of the Company and its future growth and encourage them to continue their association with the Company. The Company issued a significant portion of the 550,000 option shares originally authorized under the Option Plan to key employees of Bentley Mills, Inc. in connection with the acquisition of Bentley, and to other senior management personnel recently hired by other subsidiaries of the Company. Additional shares will be needed, in future years, to maintain this element of the Company's incentive compensation program for the Company's key employees. Accordingly, the Board of Directors requests that the shareholders vote in favor of amending the Option Plan to increase the shares available for issuance by the sum of 500,000 shares.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, the proposal to amend the Option Plan is approved if the affirmative votes cast by the Company's outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

                 RESOLUTION CONCERNING THE MACBRIDE PRINCIPLES
                                    (ITEM 3)

     The Company is informed that the New York City Police Pension Fund and Fire Department Pension Fund, c/o Office of the Comptroller, The City of New York, Municipal Building, New York, New York 10007, holders of a total of 40,500 shares of Class A Common Stock, intend to introduce at the annual meeting the following resolution:

     WHEREAS, a wholly-owned subsidiary of Interface, Inc. has operations in Northern Ireland;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

      1. Increasing the representation of individuals from under-represented religious groups in the work force, including managerial, supervisory, administrative, clerical and technical jobs.

      2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

      3. The banning of provocative religious or political emblems from the workplace.

      4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

      5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

      6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

      7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of minority employees.

      8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

      9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, the aforementioned shareholder requests the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, the proposal to implement the MacBride Principles is approved if the affirmative votes cast by the Company's outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

PROPOSING SHAREHOLDER STATEMENT ON PROPOSAL

     - Continued discrimination and worsening employment opportunities have been cited as contributing to increasing support among Catholics for a violent solution to Northern Ireland's problems.

     - In May 1986, the United States District Court ruled in NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986) that "all nine of the MacBride Principles could be legally implemented by management [of American Brands] in its Northern Ireland facility."

     - An endorsement of the MacBride Principles by Interface, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations. Please vote your proxy FOR these concerns.

BOARD OF DIRECTORS STATEMENT ON PROPOSAL

     The Board of Directors favors a vote AGAINST this proposal.

     As a matter of corporate policy, the Company shares the concern of the proposing shareholder regarding equal employment in Northern Ireland and elsewhere. The Company's policy worldwide is to offer employment and advancement on a fair and non-discriminatory basis. It is the policy of the Company that equal employment opportunities be extended to qualified persons regardless of their age, race, color, sex, religion or national origin, and the Board of Directors supports this commitment.

     The Board of Directors believes that the Company's employment policies in Northern Ireland are consistent with the principles of fair employment and equal opportunity, and fulfill the requirements of law that there be no discrimination in employment and that employment practices not have the effect of making it more difficult for persons of any particular religious belief to obtain employment or advancement. The Company adheres to the Fair Employment (Northern Ireland) Act of 1989 (the "Act"), which makes religious discrimination and preferential treatment in employment illegal. The Act requires the Company to monitor its work force, submit annual returns and regularly review its employment procedures; allows the Fair Employment Commission to oversee such reviews; and provides for the imposition of penalties against employers who are found to have discriminated on the grounds of religious or political beliefs, including, in some instances, a refusal to allow employers to obtain government contracts. In addition, as an employer with more than 25 employees in Northern Ireland, the Company has registered under the Act, and thus works with the Fair Employment Commission to further ensure that its employment procedures are not discriminatory.

     The Board of Directors does not believe that it is advisable for the Company to endorse or subscribe to the MacBride Principles as set forth in the proposed resolution. The Company believes that governmental action is the proper method by which to address the difficulties in Northern Ireland. The Board of Directors believes that the Act adequately addresses the concerns raised by the MacBride Principles. The Company also believes that implementing some of the principles (for example, numbers 1 and 8) could cause the Company to go beyond encouraging minority employment and to engage in reverse discrimination, which is illegal under the laws of the United Kingdom. Although the shareholder proposal endorses only "lawful" activity, the Company believes the difficulty in distinguishing between legal and illegal behavior in this area makes it inadvisable for the Company to adopt the Principles as a matter of corporate policy. Other aspects of the Principles could require the Company to take actions which are beyond its power to accomplish. For example, Principle 2 could be interpreted to require the Company to provide adequate security to employees while traveling to and from work, which obviously is impossible for any employer to ensure anywhere in the world. In addition, many of the policies suggested by the Principles are already encompassed within the Company's current policy of equal employment opportunity.

     For the foregoing reasons, the Board of Directors does not believe that adoption of this resolution is advisable or that such adoption would advance the Company's existing commitment to fair employment practices. If the votes cast in favor of the resolution are less than 10% of the total number of votes cast, the Company can delete this proposal from future proxy statements; the Board of Directors thus urges you to vote AGAINST this proposal.

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

     BDO Seidman served as the principal independent auditors for the Company during fiscal 1993. Management of the Company anticipates that BDO Seidman will be the independent auditors for the current fiscal year, but the Board of Directors has not yet considered the selection of public accountants for the current year. Representatives of BDO Seidman are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1995 annual meeting must be received by the Company no later than December 16, 1994, in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          /s/ DAVID W. PORTER

                                          DAVID W. PORTER
                                          Secretary

April 11, 1994

                              CLASS A COMMON STOCK
                                INTERFACE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      1994 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 17, 1994, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.    / /  FOR all nominees for directors listed below      / /  WITHHOLD AUTHORITY to vote for all
          (except as marked to the contrary)                     nominees listed below

      CARL I. GABLE; ARIE GLIMMERVEEN; J. SMITH LANIER, II; LEONARD G.
      SAULTER; DAVID G. THOMAS; and CLARINUS C. TH. VAN ANDEL.
      (INSTRUCTION: To withhold authority to vote for any individual nominee strike through that nominee's name.)

      -----------------------------------------------------------------
THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 2.
2.    Proposal to amend the Company's Key Employee Stock Option Plan to increase the number of shares authorized to be issued thereunder.
           / / FOR         / / AGAINST          / / ABSTAIN
             (Continued, and to be signed, on other side)


THE BOARD OF DIRECTORS FAVORS A VOTE "AGAINST" PROPOSAL 3.
3.    Proposal submitted by a shareholder requesting implementation of the MacBride Principles.
           / / FOR         / / AGAINST          / / ABSTAIN
4.    In accordance with their best judgment with respect to any other matters that may properly come before the meeting.


THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1 AND 2 AND FAVORS A VOTE "AGAINST" PROPOSAL 3, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                            Please date and sign this Proxy
                                            exactly as name appears.

                                            ------------------------------------

                                            ------------------------------------

                                            NOTE: When signing as an attorney,
                                            trustee, administrator or guardian,
                                            please give your title as such. In
                                            the case of joint tenants, each
                                            joint owner must sign.

                                            Dated:
                                                  -----------------------------

                              CLASS B COMMON STOCK
                                INTERFACE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      1994 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 17, 1994, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.   / /  FOR all nominees for directors listed below              / /  WITHHOLD AUTHORITY to vote for all
          (except as marked to the contrary)                            nominees listed below

  RAY C. ANDERSON; BRIAN L. DEMOURA; CHARLES R. EITEL; DAVID MILTON; ROYCE R. RENFROE; DON E. RUSSELL; and C. EDWARD TERRY.

  (INSTRUCTION: To withhold authority to vote for any individual nominee strike through that nominee's name.)

  -----------------------------------------------------------------------------
THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 2.

2. Proposal to amend the Company's Key Employee Stock Option Plan to increase the number of shares authorized to be issued thereunder.

     / / FOR                    / / AGAINST                    / / ABSTAIN

                  (Continued, and to be signed, on other side)

THE BOARD OF DIRECTORS FAVORS A VOTE "AGAINST" PROPOSAL 3.

3. Proposal submitted by a shareholder requesting implementation of the MacBride Principles.

     / / FOR                    / / AGAINST                    / / ABSTAIN

4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1 AND 2 AND FAVORS A VOTE "AGAINST" PROPOSAL 3, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. (IF YOU OWN CLASS B SHARES THAT ARE SUBJECT TO THE VOTING AGREEMENT DESCRIBED IN THE PROXY STATEMENT, THOSE SHARES WILL BE VOTED AS INDICATED ON PAGE 7 OF THE PROXY STATEMENT.)

                                            Please date and sign this Proxy
                                            exactly as name appears.

                                            ------------------------------------

                                            ------------------------------------

                                            NOTE: When signing as an attorney,
                                            trustee, administrator or guardian,
                                            please give your title as such. In
                                            the case of joint tenants, each
                                            joint owner must sign.
                                            Dated:
                                                  ------------------------------